EXHIBIT 10.2

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

This First Amendment to a Loan and Security Agreement (this “Amendment”) dated as of July 31st, 2007, is between Cisco Systems Capital Corporation, a Nevada corporation (“Lender”) and Savvis Communications Corporation, a Missouri corporation (“Borrower”). Each of Lender and Borrower is sometimes individually referred to herein as a “Party” or collectively as the “Parties”.

RECITALS

A. Lender and Borrower have entered into that certain Loan and Security Agreement dated as of December 18, 2006 (the “Loan Agreement”);

B. Lender and Borrower have agreed to amend the terms of the Loan Agreement under the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

AGREEMENT

Section 1. Rules of Construction. Capitalized terms used herein and not otherwise defined shall be used as defined in the Loan Agreement.

Section 2. Amendments to Loan Agreement.

(a) Section I(E) of the Loan Agreement is amended as follows:

Interest. Interest shall accrue on the unpaid principal amount of each Loan from the Funding Date until such Loan has been repaid in full, together with all other Obligations related to such Loan, at a per annum rate of interest equal to 6.50%. All computations of interest on each Loan, including Default Interest (as defined below), shall be based on a year of 360 days for actual days elapsed. Notwithstanding any other provision hereof, the amount of interest payable hereunder shall not in any event exceed the maximum amount permitted by applicable law. If either (i) any amounts required to be paid by Borrower under this Agreement or the other Loan Documents (including principal and interest payable with respect to any Loan, and any fees or other amounts) remain unpaid after such amounts are due, or (ii) an Event of Default has occurred and is continuing, Borrower shall pay interest on the aggregate outstanding balance hereunder from the date due or from the date of the Event of Default, as applicable, until such past due amounts are paid in full or until all Events of Default are cured, as applicable, at a per annum rate equal to 11% (“Default Interest”).

(b) Exhibit C, Term Note, of the Loan Agreement is amended as attached to this Amendment.

Section 3. Effectiveness.

The effectiveness of this Amendment is subject to the receipt by Lender and Borrower of a copy of this Amendment duly executed by the other Party, and the date on which such condition is satisfied shall be referred to as the “Effective Date”.

Section 4. Representations and Warranties.

Each Party represents and warrants to the other that the following statements are true, correct and complete as of the date hereof and the Effective Date:

(a) It has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated hereby.

(b) It has been duly authorized by all necessary corporate action to execute and deliver this Amendment and to perform its obligations hereunder.

(c) Upon its due execution and delivery, this Amendment shall be the binding obligation of such Party, enforceable against it in accordance with its terms.

(d) The execution and delivery of this Amendment by it does not and will not contravene (i) any law or any governmental rule or regulation applicable to the Party, (ii) the applicable articles of formation or organization, or bylaws or operating agreement of the Party, (iii) any order, judgment or decree of any court or other agency of government binding on the Party, or (iv) any material agreement or instrument binding on the Party.

Section 5. Miscellaneous.

(a) This Amendment, including all documents attached hereto and incorporated herein by reference, represents the entire agreement between the Parties hereto with respect to the subject matter hereof. This Amendment supersedes all prior and contemporaneous oral and written agreements and discussions with respect to the subject matter hereof.

(b) Any of the terms or conditions of this Amendment may be waived only in writing by the Party entitled to the benefit thereof, but no such waiver shall affect or impair the right of the waiving Party to require observance, compliance, performance or satisfaction of any other term of condition hereof.

(c) The validity, interpretation and enforcement of this Amendment and any dispute arising out of the relationship between the Parties hereto, shall be governed by the internal laws of the state of California (without giving effect to principles of conflicts of laws).

(d) This Amendment may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

(f) Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” or words of like import shall mean and be a reference to the Loan Agreement as amended hereby. Each reference in the Loan Documents to the “Loan Agreement,” “thereunder,” “thereof,” or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

(g) Except as expressly provided in this Amendment, the execution, delivery, and effectiveness of this Amendment shall not (i) limit, impair, constitute a waiver of, or otherwise affect any right, power, or remedy of Lender or Borrower under the Loan Agreement or any other loan document, (ii) constitute a waiver of any provision in the Loan Agreement or in any other loan document, or (iii) alter, modify, amend, or in any way affect any of the terms, conditions, obligations, covenants, or agreements contained in the Loan Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

(h) In the event of any inconsistency between the provisions of this Amendment and any provision of the Loan Agreement, the terms and provisions of this Amendment shall govern and control.

(i) Each Party hereby agrees that all of the terms of the Loan Documents are incorporated in and made a part of this Amendment by reference.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

SAVVIS COMMUNICATIONS CORPORATION

By:	/s/ Jens P. Teagan
Name:	Jens P. Teagan
Title:	Vice President, Treasurer

CISCO SYSTEMS CAPITAL CORPORATION

By:	/s/ Jeff Johnston
Name:	Jeff Johnston
Title:	Director of Operations

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